Exhibit 99.1

Saia Reports Record First Quarter Earnings per Share of $0.85

JOHNS CREEK, GA. – May 1, 2019 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2019 financial results.  Diluted earnings per share in the quarter were $0.85 compared to $0.80 in the first quarter of 2018.

First Quarter 2019 Compared to First Quarter 2018 Results

•	Revenues were $410.6 million, a 4.5% increase
•	Operating income was $28.6 million, a 3.8% increase
•	Operating ratio was flat at 93.0
•	LTL shipments per workday decreased 0.1%
•	LTL tonnage per workday decreased 3.5%
•	LTL revenue per hundredweight increased 10.6%
•	LTL revenue per shipment rose 6.8% to $230.43

“In the first quarter we saw continued success with selling our value proposition to customers and we were able to increase LTL revenue per hundred weight by 10.6% including average contractual renewal rates that rose 9.8% in the quarter.  This increase in LTL yield marked the 35th consecutive quarter of year-over-year improvement, reflecting our improving service reach and record low cargo claims ratio”, said Saia Chief Executive Officer, Rick O’Dell.

“While first quarter 2019 diluted earnings per share were a first quarter record, we are disappointed that we were not able to bring more of our strong yield improvements to the bottom line.  The first quarter is typically the seasonally softest period of the year and we simply incurred too many weather-related volume and cost impacts to reach our profitability goals in the period.  Winter weather throughout the quarter caused parts of our network to be interrupted on an almost weekly basis”, O’Dell continued.

“We opened one additional terminal in the Northeast in the first quarter and have plans to open an additional four or five in that region over the remainder of the year.  Broadening our direct service coverage area is resonating with customers and nearly 70% of our business in and out of the Northeast is coming from customers who were already using Saia in other parts of the country”, concluded O’Dell.

Financial Position and Capital Expenditures

Total debt was $148.9 million at March 31, 2019 and inclusive of the cash on-hand, net debt to total capital was 17.2%.  This compares to total debt of $142.6 million and net debt to total capital of 19.0% at March 31, 2018.

Net capital expenditures in the first quarter of 2019 were $56.5 million including equipment acquired with capital leases.  This compares to $52.1 million in net capital expenditures in the first quarter of 2018.  In 2019, we anticipate net capital expenditures of $275-$300 million.

Saia, Inc. First Quarter 2019 Results

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-458-4121 or 323-794-2093 referencing conference ID #2680729.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company website at www.saia.com.  A replay of the call will be offered two hours after the completion of the call through May 29, 2019 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112.

Saia, Inc. (Nasdaq: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 162 terminals across 42 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses;

(6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) risks arising from international business operations and relationships; (23) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto liability policy; (24) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (25) social media risks; (26) disruption in or failure of the Company’s technology or equipment, including services essential to operations of the Company and/or cyber security risk; (27) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern

United States; and (28) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONTACT:Saia, Inc.

Doug Col

dcol@saia.com

678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$31	$2,194
Accounts receivable, net	202,133	181,612
Prepaid expenses and other	38,923	29,567
Total current assets	241,087	213,373

PROPERTY AND EQUIPMENT:
Cost	1,553,938	1,521,341
Less: accumulated depreciation	648,408	628,283
Net property and equipment	905,530	893,058
OPERATING LEASE RIGHT-OF-USE ASSETS	72,460	–
OTHER ASSETS	27,780	27,312
Total assets	$1,246,857	$1,133,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$71,983	$78,994
Wages and employees' benefits	38,834	48,116
Other current liabilities	65,345	64,118
Current portion of long-term debt	17,914	18,082
Current portion of operating lease liability	17,390	–
Total current liabilities	211,466	209,310

OTHER LIABILITIES:
Long-term debt, less current portion	130,964	104,777
Operating lease liability, less current portion	58,035	–
Deferred income taxes	92,208	86,893
Claims, insurance and other	36,534	36,899
Total other liabilities	317,741	228,569

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	254,575	254,738
Deferred compensation trust	(3,691)	(3,381)
Retained earnings	466,740	444,481
Total stockholders' equity	717,650	695,864
Total liabilities and stockholders' equity	$1,246,857	$1,133,743

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2019 and 2018
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2019	2018
OPERATING REVENUE	$410,584	$392,805

OPERATING EXPENSES:
Salaries, wages and employees' benefits	220,352	211,124
Purchased transportation	28,418	29,916
Fuel, operating expenses and supplies	83,543	78,794
Operating taxes and licenses	13,202	12,150
Claims and insurance	9,530	10,191
Depreciation and amortization	26,782	23,030
Loss from property disposals, net	126	21
Total operating expenses	381,953	365,226

OPERATING INCOME	28,631	27,579

NONOPERATING EXPENSES (INCOME):
Interest expense	1,383	1,226
Other, net	(334)	(103)
Nonoperating expenses, net	1,049	1,123

INCOME BEFORE INCOME TAXES	27,582	26,456
Income tax expense	5,323	5,331
NET INCOME	$22,259	$21,125

Average common shares outstanding - basic	25,873	25,698
Average common shares outstanding - diluted	26,322	26,308

Basic earnings per share	$0.86	$0.82
Diluted earnings per share	$0.85	$0.80

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2019 and 2018
(Amounts in thousands)
(Unaudited)
	First Quarter
	2019	2018
OPERATING ACTIVITIES:
Net cash provided by operating activities	$30,400	$35,502
Net cash provided by operating activities	30,400	35,502

INVESTING ACTIVITIES:
Acquisition of property and equipment	(56,741)	(46,881)
Proceeds from disposal of property and equipment	275	100
Net cash used in investing activities	(56,466)	(46,781)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	30,608	7,832
Proceeds from stock option exercises	1,798	4,018
Shares withheld for taxes	(3,268)	(1,302)
Other financing activity	(5,235)	(3,493)
Net cash provided by financing activities	23,903	7,055

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,163)	(4,224)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,194	4,720
CASH AND CASH EQUIVALENTS, END OF PERIOD	$31	$496

NON-CASH ITEMS:
Equipment financed with finance leases	$–	$5,318

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2019 and 2018
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2019	2018	Change	2019	2018	Change
Workdays				63	64
Operating ratio	93.0%	93.0%
LTL tonnage (1)	1,139	1,199	(5.0)	18.07	18.73	(3.5)
LTL shipments (1)	1,741	1,770	(1.6)	27.63	27.65	(0.1)
LTL revenue/cwt.	$17.61	$15.92	10.6
LTL revenue/shipment	$230.43	$215.79	6.8
LTL pounds/shipment	1,308	1,355	(3.5)
LTL length of haul (2)	831	837	(0.7)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.